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                                                                Exhibit 4(e)

                          T. ROWE PRICE TRUST COMPANY

                                TRUST AGREEMENT
                                ---------------

  This TRUST AGREEMENT is made this  10   day of OCTOBER, 1994, by and between
NORTHSHORE MINING COMPANY hereinafter referred to as the "EMPLOYER,", SILVER BAY POWER COMPANY (a "PARTICIPATING EMPLOYER"), and T. ROWE PRICE TRUST COMPANY, a Maryland limited trust company, hereinafter referred to as the "TRUSTEE."

                                   WITNESSETH

  WHEREAS, the Employer has adopted the NORTHSHORE MINING COMPANY AND SILVER BAY POWER COMPANY RETIREMENT SAVINGS PLAN, a defined contribution plan intended to be a qualified plan under Section 401(a) of the Internal Revenue Code ("CODE"), which plan is hereinafter referred to as the "PLAN," and Silver Bay Power Company is a Participating Employer thereunder, for the benefit of all those individuals eligible to participate under the Plan terms (including beneficiaries and alternate payees), hereinafter referred to individually as "PARTICIPANT" and collectively as "PARTICIPANTS;" and

  WHEREAS, the Plan provides that the assets thereof be held, in trust, by a trustee, subject to the provisions of a trust agreement to be entered into between the Employer and a trustee or trustees;

  NOW THEREFORE, the Employer and the Trustee agree as follows:


                             ARTICLE I - TRUST FUND

1.1 TRUST. The Employer hereby establishes with the Trustee, a trust account or accounts ("ACCOUNTS") consisting of such sums of U.S. currency and such other property acceptable to the Trustee as shall from time to time be contributed to, paid or delivered to the Trustee pursuant to this Trust Agreement at the address specified by the Trustee. All such money and property, all investments and reinvestments made therewith and proceeds thereof, less any payments or distributions made by the Trustee pursuant to the terms of this Trust Agreement are referred to herein as the "TRUST." The Trust shall be held by the Trustee in accordance with the express provisions of this instrument and the requirements of law.

1.2 CUSTODY OF TRUST ASSETS. The Trustee is authorized to: (a) hold property hereunder in bearer form or in its own name or the name of its nominee; (b) combine

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certificates representing investments of the Trust with certificates of the same issue held by the Trustee or other fiduciaries; (c) hold securities in definitive form on a segregated or nonsegregated basis or with a correspondent bank or depository (or nominee of such bank or depository); and (d) hold obligations of the United States Government and agencies thereof on a book entry basis at the appropriate Federal Reserve bank, but the books and records of the Trustee shall, at all times, show that all such property and securities are held in trust. The Trustee shall not hold any property or securities hereunder in the same account as any individual property of the Trustee. The Trustee is also authorized to appoint a subcustodian to perform any of the above functions.

1.3 LIMITATIONS OF TRUSTEE'S DUTIES. With respect to its duties hereunder, the Trustee is a non-discretionary trustee and shall have no duty to: (a) determine or enforce payment of any contribution due under the Plan; (b) inquire into the accuracy of any contribution; (c) determine the adequacy of the funding policy adopted by the Employer to meet its obligations under the Plan; (d) look into the propriety of any distribution made under the Plan; or
(e) ensure the qualification of the Plan under the Code. The Trustee shall not be deemed to be the administrator, the Plan sponsor or a "named fiduciary" of the Plan as defined in Sections 3(16)(A), 3(16)(B) and 402(a)(2), respectively of the Employee Retirement Income Security Act of 1974 ("ERISA").


                             ARTICLE II - ACCOUNTS

2.1 ESTABLISHING ACCOUNTS. The Trustee shall open and maintain a trust Account for the Plan. Upon receipt of written instructions from the Employer, the Trustee also shall open and maintain such Participant Accounts and subaccounts as the Employer may direct. The Trustee shall also open and maintain such other subaccounts as may be appropriate or desirable to aid in the administration of the Plan. The Employer shall give written instructions to the Trustee specifying the Participants' Accounts and subaccounts to which contributions and forfeitures (if any) are to be credited, and the amounts of such contributions and forfeitures (if any) which are to be credited to such Accounts and subaccounts.

2.2 CHARGES AGAINST ACCOUNTS. Upon receipt of written instructions from the Employer, the Trustee shall charge the appropriate Account or subaccount of a Participant for any withdrawals or distributions made under the Plan, for any forfeiture (if any) which may be required under the Plan of unvested interests attributable to Employer contributions and for any fees which may be charged against the Trust assets.


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                    ARTICLE III - INVESTMENT OF TRUST ASSETS

3.1 INVESTMENT OF TRUST ASSETS. The Trustee shall not have any discretion, and is specifically prohibited from having or exercising any discretion, with respect to the investment of Trust assets. Except as provided in Section 3.3 (Participant Directed Investments) hereof, the Employer shall be the "named fiduciary" and shall be solely responsible for giving the Trustee directions as to the investment and disposition of the Trust assets, including but not limited to guaranteed investment contracts, bank investment contracts, synthetic investment contracts, certificates of deposit and insurance company annuity contracts. The Trustee, unless it has knowledge that an investment direction constitutes a violation of ERISA or any other applicable law, shall be entitled to rely on such direction, and the Trustee shall not review any securities or other assets or make suggestions with respect to the investment, reinvestment, retention or disposition of any Trust assets. The Trustee shall invest and reinvest the Trust's assets only as directed and free from any limitations imposed by state law on investments of trust funds and without distinction between income and principal in any property, including, but not limited to, common and preferred stocks, governmental obligations, equipment, trust certificates, participation certificates, investment companies or trusts (including any investment company or trust which has an investment advisory or other agreement with an affiliate of the Trustee), collateral trust notes, savings and time deposits, commercial paper (including participation in variable amount notes), leasebacks, mortgages and other interests in realty, corporate bonds, debentures, notes and other evidences of indebtedness, secured or unsecured, non-income producing securities or property, options and participation in any group or common trust funds, including any such funds held or maintained by an affiliate of the Trustee, for commingling assets of participating trusts and exempt from Federal income tax withholding, but not limited to, any group or common trust fund which is qualified under the provisions of Section 401(a) of the Code or any successor provisions thereto (the instrument of trust creating any such qualified group or common trust fund, to the extent of the Trust's equitable share thereof, being adopted hereby).

3.2 WRITTEN INSTRUCTION. Any action of the Employer pursuant to any provisions of this Agreement shall be in writing from the Employer and the Trustee shall be fully protected in relying upon such written notification as actions of the Employer. The term "EMPLOYER," as used throughout this Agreement, includes any duly authorized designee of the Employer, such as a Plan Administrator, or any individual having apparent authority as such. If written instructions are not received by the Trustee, or if such instructions are received but are deemed by the Trustee to be unclear, upon notice to the Employer, the Trustee may elect to hold all or part of any such contribution in cash, without liability for rising security prices or distributions made, pending receipt by it from the Employer of written instructions or other clarification. If any contributions received by the Trustee from the Employer are less than any minimum which a directed investment requires, the Trustee may hold the specified





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portion of such contributions in cash, without interest, until such time as the proper amount has been contributed so that the directed investment may be made. The Trustee shall receive all directions or instructions in writing provided that the Trustee may accept oral directions for purchases or sales from the Employer or Participant with subsequent written confirmation.

3.3 PARTICIPANT DIRECTED INVESTMENTS. When so instructed by the Employer, the Trustee shall invest all or any portion of the individual Accounts of any Participant as directed by said Participant. Such directed investments shall be accounted for separately for each Participant. The Employer or its designee shall have the duty to select and monitor all investment options made available to Participants under the Plan. The Employer shall ensure that all Participants who are entitled to direct the investment of assets in their Accounts previously received or receive a copy of all material describing such investment options that is required by law. Delivery of investment directions by the Employer in accordance with the instructions of a Participant or by the Participant directly to the Trustee shall entitle the Trustee to assume that the Participant has received all such descriptive material. Each Participant who directs the investment of his Accounts shall be solely and absolutely responsible for the investment, or reinvestment of any such directed Plan investment held on his behalf in the Trust, and, except as otherwise provided herein, the Trustee shall not question any such direction, review any securities or other such assets, or make suggestions with respect to the investment, reinvestment, retention or disposition of any such assets. The Trustee shall not have any liability or responsibility for diversification of such assets, for any loss to or depreciation of such assets because of the purchase, retention or sale of assets in accordance with a Participant's direction, and the Participant shall have sole responsibility for the overall diversification, liquidity and prudence of the investments of his Accounts. If a Participant fails to direct the investments of his Accounts, the Trustee shall invest his Accounts in accordance with the written directions of the Employer.

3.4 EMPLOYER DIRECTED INVESTMENTS. The Employer, by written direction to the Trustee, is authorized to designate all or a portion of the Trust assets of which the Employer will direct investments, and the Trustee may segregate such assets into one or more separate accounts or administer the Trust as one account. In the event the Employer shall employ or appoint an investment advisor to direct the Trustee with respect to a portion of the Trust, the Employer will notify the Trustee in writing of the appointment of an investment advisor, including its name and address. Whether or not the Trust is segregated into separate accounts, the Trustee shall invest such portion of the Trust as directed by the Employer or its duly appointed investment advisor only to the extent that such instruction is consistent with ERISA and any other applicable legal authority. The Trustee shall have no duty to question any action or direction of the Employer or investment advisor or any failure of the Employer or investment advisor to give directions, or to review the securities or other investments which are held pursuant to the Employer's or investment advisor's directions, or to





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make suggestions to the Employer or investment advisor as to the investment, reinvestment, retention or disposition of any such assets. The Trustee shall not have any liability or responsibility for diversification of such assets, or for any loss to or the depreciation of such assets because of the purchase, retention or sale of assets in accordance with the Employer's or investment advisors direction. The Employer shall have responsibility for the overall diversification of the Trust.

3.5 TRUSTEE'S LIABILITY WITH RESPECT TO EMPLOYER OR PARTICIPANT DIRECTED ACCOUNTS. The Trustee shall not be liable for, and the Employer will indemnify and hold harmless the Trustee (including its affiliates, representatives and agents) from and against, any liability or expense (including counsel fees) because of: (a) any investment action taken or omitted by the Trustee in accordance with any direction of the Employer or a Participant; or (b) any investment inaction in the absence of directions from the Employer or a Participant; or (c) any investment action taken by the Trustee pursuant to an order to purchase or sell securities placed by the Employer or a Participant directly with a broker, dealer or issuer.

3.6 LIMITATIONS ON INVESTMENTS. Notwithstanding any other provision of this Trust Agreement to the contrary:

  (a) The Trustee may establish such reasonable rules and regulations, applied on a uniform basis to all Participants, with respect to the requirements for, and the form and manner of, effecting any transaction with respect to Participant directed investments as the Trustee shall determine to be consistent with the purposes of the Plan. Any such rules and regulations shall be binding upon all persons interested in the Trust.

  (b) In no event shall the Trustee engage in any transactions that would be prohibited under ERISA.

3.7 "KNOWLEDGE" OF TRUSTEE. It is understood that although, when the Trustee is subject to the direction of the Employer or a Participant, the Trustee will perform certain ministerial duties ("MINISTERIAL DUTIES") with respect to the portion of the Trust subject to such direction, such duties do not involve the exercise of any discretionary authority to manage or control Trust assets.
Such Ministerial Duties will be performed in the normal course of business by employees of the Trustee, its affiliates, or agents who may be unfamiliar with investment management. It is agreed that the Trustee is not undertaking any duty or obligation, express or implied, to review, and will not be deemed to have any knowledge of or responsibility with respect to, any transaction involving the investment of the Trust as a result of the performance of these Ministerial Duties. Therefore, in the event that "knowledge" of the Trustee shall be a prerequisite to imposing a duty upon or determining liability of the Trustee under the Plan, this Trust Agreement or any law regulating the conduct of directed trustees with respect to the investment of trust assets, as a result of any act or omission of the





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Employer, or any Participant, or as the result of any transaction engaged in by any of them, then the receipt and processing of investment orders and other documents relating to Trust assets by an employee of the Trustee or its affiliates or agents engaged in the performance of purely Ministerial Duties shall not constitute "knowledge" of the Trustee.


                       ARTICLE IV - DUTIES OF THE TRUSTEE

4.1 DUTIES OF THE TRUSTEE. The Trustee is authorized and empowered with respect to the Trust:

  (a) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

  (b) To register any investment held in the Trust in the name of the Trustee or in the name of a nominee, and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

  (c) To employ suitable agents and counsel (who may also be agents and/or counsel for the Employer) and to pay their reasonable expenses and compensation.

  (d) To borrow or raise monies for the purpose of the Trust from any source and, for any sum borrowed, to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the Trust, but nothing contained herein shall obligate the Trustee to render itself liable individually for the amount of any such borrowing; and no person loaning money to the Trustee shall be bound to see the application of money loaned or to inquire into the validity or propriety of any such borrowing.

  Each and all of the foregoing powers may be exercised without a court order or approval. No one dealing with the Trustee need inquire concerning the validity or propriety of anything that is done or need see the application of any money paid or property transferred to or upon the order of the Trustee.

4.2 GENERAL POWERS. The Trustee shall have all of the powers necessary or desirable to do all acts, take such procedures and exercise all such rights and privileges, whether or not expressly authorized herein, which it may deem necessary or proper for the protection of the Trust and to accomplish any action provided for in this Trust Agreement.





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4.3  VALUATION OF TRUST.  The Trustee, as of the valuation date, and at such other time or times as is necessary, shall determine the net worth of the assets of the Trust. The Trustee may adopt such methods of valuation as it deems advisable.

4.4 TRUST RECORDS. The Trustee shall keep accurate and detailed records of all receipts, investments, disbursements and other transactions required to be performed hereunder with respect to the Trust. The Trustee agrees to treat as confidential all records and other information relative to the Trust and Participant Accounts. The Trustee shall not disclose such records and other information to third parties except to the extent required by law or as requested in writing by the Employer.

4.5 DISTRIBUTIONS. At the direction of the Employer, the Trustee shall make distributions from the Trust to the Employer for the benefit of the Participants and, to the extent agreed to by the Trustee, shall make distributions directly to the Participants. The Trustee shall not be liable or responsible for any errors made by the Employer with respect to distributions. The Trustee shall be entitled to rely conclusively upon the Employer's directions. Notwithstanding any other provision of the Trust Agreement, the Trustee may condition its delivery, transfer or distribution of any assets upon the Trustee's receiving satisfactory assurances that the approval of appropriate governmental agencies or other authorities have been secured and that all notice and other procedures required by applicable law have been satisfied.

4.6 TRUSTEE'S FEES. The Trustee's fees for performing its duties hereunder shall be such reasonable amounts as shall be established by it from time to time. The Trustee shall furnish to the Employer its current schedule of fees and give written notice to the Employer whenever its fees are changed or revised. Such fees, any taxes of any kind whatsoever which may be levied or assessed upon the Trust, and any expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee, shall, unless paid by the Employer, be paid from the Trust.

4.7 DUTIES NOT ASSIGNED. The duties of the Trustee with respect to the Trust are limited to those assumed by the Trustee under the terms of this Trust Agreement. The Trustee shall not be responsible for filing reports, returns or disclosures with any government agency except as may otherwise be required by its duties as Trustee under applicable law.

4.8 STANDARDS FOR THE TRUSTEE'S POWERS. Notwithstanding any other provision of this Trust Agreement, the Trustee shall discharge its duties hereunder solely in the interest of the Participants and for the exclusive purpose of providing benefits to the Participants and defraying reasonable expenses of administering the Trust, with skill, care, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall perform its





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duties in accordance with this Trust Agreement insofar as this Trust Agreement is consistent with the provisions of ERISA. To the extent not prohibited by ERISA, the Trustee shall not be responsible in any way for any action or omission of the Employer with respect to the performance of the Employer's duties and obligations set forth in this Agreement and in the Plan. The Trustee may rely upon such information, direction, action or inaction of the Employer as being proper under the Plan or the Trust Agreement and is not required to inquire into the propriety of any such information, direction, action or inaction. To the extent not prohibited by ERISA, the Trustee shall not be responsible for any action or omission of any of its agents, or with respect to reliance upon advice of its counsel (whether or not such counsel is also counsel to the Employer), provided that such agents or counsel were prudently chosen by the Trustee and that the Trustee relied in good faith upon the action of such agent or the advice of such counsel.


                       ARTICLE V - DUTIES OF THE EMPLOYER

5.1 DUTIES OF THE EMPLOYER. It is understood that the Employer shall be responsible for the performance of the following functions with respect to the
Trust:

  (a) Transmitting all Trust contributions made by or on behalf of each Participant in accordance with the instructions of each Participant to the Trustee at such times and in such manner as is mutually agreed between the Employer and the Trustee.

  (b) Providing to the Trustee, on a timely basis, all Participant enrollment forms and such other forms relating to Participant Accounts, including any subsequent amendments.

  (c) Determining that the contributions made by or on the behalf of each Participant are in accordance with any applicable Federal and state law and regulations.

  (d) Assuring that the Plan maintains qualified status under applicable provisions of the Code.

5.2 BONDING. The Employer agrees to obtain and maintain a fiduciary bond and to include as those covered by such bond the employees of the Employer, the Plan Administrator and the Trustee, including any of its employees, officers and agents required by law to be so covered. The cost of any such bond shall be paid by the Employer.

5.3 INFORMATION AND DATA TO BE FURNISHED TO THE TRUSTEE. The Employer shall furnish the Trustee with such information and data relevant to the Plan as is





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necessary for the Trustee to properly perform its duties assumed hereunder, including but not limited to a copy of the Plan's qualification letter from the Internal Revenue Service.

5.4 LIMITATION OF DUTIES. Neither the Employer nor any of its officers, directors, partners or agents shall have any duties or obligations with respect to this Trust Agreement, except those expressly set forth herein, in the Plan and in ERISA.

5.5 QUALIFIED DOMESTIC RELATIONS ORDERS. It shall be the responsibility of the Employer to determine whether any domestic relations order is "qualified" in accordance with Code Section 414(p). The Trustee will act only as directed by the Employer with respect to the payment of benefits to an alternate payee under any qualified domestic relations order.


                  ARTICLE VI - TERMINATION OF TRUST AGREEMENT

6.1 RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may resign at any time upon thirty days prior written notice to the Employer and may be removed by the Employer at any time upon thirty days' prior written notice to the Trustee. Upon resignation or removal of the Trustee, the Employer shall appoint a successor trustee. Upon receipt by the Trustee of written acceptance of such appointment by the successor trustee, the Trustee shall transfer and pay over to the successor the assets of the Trust and all records (or copies) pertaining thereto. The Trustee is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all fees, compensation, costs and expenses, or for payment of any liabilities constituting a charge on or against the assets of the Trust or on or against the Trustee, with any balance of such reserve remaining after payment of all such items to be paid over to the successor trustee. To the extent not prohibited by ERISA, upon the assignment, transfer and payment over of the assets of the Trust, and obtaining a receipt thereof from the successor trustee, the Trustee shall be released and discharged from any and all claims, demands, duties and obligations arising out of the Trust and its management thereof, excepting claims based only upon the Trustee's willful misconduct or not acting a manner consistent with that of a prudent professional. The successor trustee shall hold the assets paid over to it under the terms similar to those of this Trust Agreement under a trust that will qualify under Section 401(a) of the Code. If within thirty days after the Trustee's resignation or removal, the Employer has not appointed a successor trustee which has accepted such appointment, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Employer for all costs and expenses of the action or proceeding including, without limitation, reasonable attorney's fees and disbursements.





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6.2  TERMINATION OF THE TRUST.  Subject to the right of the Trustee to terminate the Trust, this Trust shall continue as to the Employer so long as the Plan is in full force and effect. If the Plan ceases to be in full force and effect, this Trust shall thereupon terminate unless expressly extended by the Employer.


                          ARTICLE VII - MISCELLANEOUS

7.1 PURPOSE. This Trust has been established for the exclusive benefit of the Plan's Participants. Except as provided herein, it shall be impossible at any time prior to the satisfaction of all liabilities to the Participants for any part of the principal or income of the Trust, other than such part as is required to pay taxes, administrative expenses or refund contributions as provided herein, to be paid or diverted to the Employer or to be used for any purpose whatsoever other than for the exclusive benefit of the Participants.

7.2 INDEMNIFICATION. The Employer shall indemnify and hold harmless the Trustee (including affiliates, employees, representatives and agents) from and against any liability, cost or other expense, including, but not limited to, the payment of attorneys' fees which the Trustee may incur in connection with this Trust Agreement or the Plan unless such liability, cost or expense arises from the Trustee's own willful misconduct or not acting in a manner consistent with that of a prudent professional. The Trustee shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement unless agreed upon in writing by the Trustee and Employer and unless the Trustee is fully indemnified for doing so to its satisfaction.

7.3 CONFLICT WITH THE PLAN DOCUMENT. In the event of any conflict between the provisions of the Plan document, as they pertain to the duties of the Trustee, and this Trust Agreement, the provisions of this Trust Agreement shall prevail.

7.4 CONSTRUCTION. Whenever used in this Trust Agreement, unless the context indicates otherwise, the singular shall include the plural, the plural shall include the singular, and the male gender shall include the female gender.

7.5 HEADINGS. Headings in this Trust Agreement are inserted solely for convenience or reference and shall neither constitute a part of this Agreement, nor affect its meaning, construction or intent.

7.6 SEVERABILITY. If any provision of this Trust Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Agreement shall be construed and enforced as if such provision had not been included.





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7.7  RETURN OF CONTRIBUTIONS.  Contributions are conditioned on initial qualification of the Plan under Section 401(a) of the Code, and if the Plan and Trust do not qualify, the Trustee shall return such contributions to the Employer upon the Employer's written direction. The Trustee shall also return amounts to the Employer upon the Employer's written direction due to a "mistake of fact" as described in Section 403(c) of ERISA. Contributions made by the Employer by "mistake of fact" shall revert and be paid to the Employer within one year after the payment of such mistaken contributions, if the Employer so directs the Trustee in writing. In making such a return of assets to the Employer, the Trustee may accept the Employer's written direction as its warranty that such payment is provided for in the Plan and complies with such plan provision and ERISA Section 403(c), and the Trustee need make no further investigation.

7.8 VOTING. Except to the extent provided in subparagraph (i) and (ii) of this section, the Employer shall direct the Trustee as to the manner in which it shall:

  (a) vote in person or by proxy, general or special, any securities held in the Trust;

  (b) exercise conversion privileges, subscription rights and other options; and

  (c) participate in or dissent from reorganizations, tender offers or other changes in property rights.

  (i) The Trustee shall exercise all voting or tender offer rights with respect to any qualifying employer securities, as defined in Section 407(d)(5) of ERISA (individually, "QUALIFYING EMPLOYER SECURITY" and collectively, "QUALIFYING EMPLOYER SECURITIES") held by it in accordance with instructions from Participants. Each Participant shall be a named fiduciary within the meaning of Section 403(a)(1) of ERISA for the purpose of directing the voting and tendering of Qualifying Employer Securities allocated to his Account. Each Participant may direct the Trustee, confidentially, how to vote or whether or not to tender the Qualifying Employer Securities representing shares allocated to his Participant Account. Upon timely receipt of direction, the Trustee shall vote or tender all such shares of Qualifying Employer Securities as directed by the Participants. The Employer shall direct the Trustee as to voting of shares of Qualifying Employer Securities for which no Participant direction is received. The Trustee shall use reasonable procedures to inform Participants as to what action will be taken in the absence of such affirmative instructions. In the case of a tender offer or other right or option with respect to Qualifying Employer Securities, a Participant who does not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of such Qualifying Employer Securities shall be deemed to have directed the Trustee that such shares allocated to his Participant Account remain invested in Qualifying Employer Securities. The Employer shall provide the Trustee





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with all information and assistance that the Trustee may reasonably request in order for the Trustee to perform its duties hereunder.

  (ii) Notwithstanding the foregoing, the Trustee shall follow any directions of the Employer or Participants in the performance of these functions only to the extent that following such directions would not violate the provisions of ERISA.

7.9 NONALIENATION OF BENEFITS. No rights or claims to any of the monies or other assets of the Trust shall be assignable, nor shall such rights or claims be subject to garnishment, attachment, execution or levy of any kind; and any attempt to transfer, assign or pledge the same, except as specifically permitted by law, shall not be recognized by the Trustee.

7.10 AMENDMENTS. The Employer and the Trustee may amend this Agreement at any time by a written agreement between them; provided, however, that no such amendment shall make it possible for any part of the corpus or income of the Fund to be used or diverted to purposes other than the exclusive benefit of Participants and defraying reasonable expenses of administering the Plan and Trust.

7.11 INSPECTION OF PLAN RECORDS BY EMPLOYER. The Trustee agrees to permit the Employer to inspect the records of the Trust maintained by the Trustee during regular business hours and to permit the Employer to audit the same upon the giving of reasonable notice to the Trustee. The Trustee further agrees that it will provide the Employer with information and records that the Employer may reasonably require in order to perform audits of said records.

7.12 LAW GOVERNING. This Agreement shall be administered, construed and enforced according to the laws of the State of Maryland and applicable Federal law.

7.13 MERGER, CONSOLIDATION OR TRANSFER. In the event of the merger, consolidation or transfer of any portion of the Trust to a trust fund held under any other plan, the Trustee shall dispose of all or part, as the case may be, of the Trust, in accordance with the written directions of the Employer, subject to the right of the Trustee to reserve funds as provided in Section 6.1 hereof.

7.14 TRUSTEE AS SUCCESSOR TRUSTEE. If the Trustee is acting as a successor trustee with respect to the Trust, the Employer shall indemnify the Trustee against all liabilities with respect to the Trust arising prior to the appointment of the Trustee and its acceptance thereof.

7.15 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successor and assigns of the parties hereto.





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
7.16 EFFECTIVE DATE. This Agreement shall be effective as of the date of transfer to T. Rowe Price Trust Company of the assets which are to be held in trust pursuant to this Agreement but in any event no earlier than October 1, 1994.


  IN WITNESS WHEREOF, the Employer and the Trustee have caused their duly authorized officers to execute this Agreement on the date hereinabove written.



                                        NORTHSHORE MINING COMPANY

  ATTEST:
                                        By: /s/ Cynthia B. Bezik
/s/ J. E. Lenhard                          ---------------------------
- -------------------------                   Treasurer
Secretary                                  ---------------------------
                                                Title


                                        SILVER BAY POWER COMPANY

  ATTEST:
                                        By: /s/ Cynthia B. Bezik
/s/ J. E. Lenhard                          ---------------------------
- -------------------------                   Treasurer
Secretary                                  ---------------------------
                                                Title


                                        T. ROWE PRICE TRUST COMPANY

  ATTEST:
                                        By: /s/ Regina Pizzonia
/s/ Anne E. Carbaugh                       ---------------------------
- -------------------------                   Vice President
                                           ---------------------------
                                                Title






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